Exhibit 99.2
 CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of CHIPIDEA – Microelectónica S.A.

We have audited the accompanying consolidated balance sheets of CHIPIDEA – Microelectónica S.A. (“Chipidea”) as of December 31, 2004, 2005 and 2006 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements prepared according wiht International Financial Reporting Standards ("IFRS") are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the United States Generally Accepted Auditing Standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our audit opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chipidea as of December 31, 2004, 2005 and 2006 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006 in accordance with International Financial Reporting Standards.

International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in the supplemental information of Chipidea Microelectronica S.A. entitled “Reconciliation with United States Generally Accepted Accounting Principles.”

Lison, Portugal	/s/ JOÃO ALBINO CORDEIRO AUGUSTO
November 13, 2007	KPMG & Associados -- SROC, S.A. (SROC nr. 189)
Represented by
João Albino Cordeiro August (nr. 632)

 CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Thousand Euros)

	2006	2005	2004
Revenues
Licensing and services	16,836	14,472	12,468
Royalties	2,408	1,213	605
	19,244	15,685	13,073
Other income	47	129	242
Employee Benefits expense	(13,191)	(9,507)	(7,007)
Depreciation and amortization expense	(1,201)	(846)	(854)
Impairment of assets	(203)	(169)	(283)
	(14,548)	(10,393)	(7,902)
Other expenses
Other third parties and External Services	(6,480)	(4,057)	(1,757)
Operating leases	(1.994)	(1.673)	(2,105)
Provision losses and unused reserves	(37)	(1,183)	-
Other Costs	(133)	(311)	(37)
	(8,644)	(7,224)	(3,899)

Net Finance Costs (Profit)	(733)	154	(451)
Profit (Loss) Before income taxes	(4,681)	(1,778)	819
Income taxes expense	796	(291)	(213)
Profit (Loss) for the period	(3,884)	(2,069)	606

 CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005
(Thousand Euros)

	2006	2005
Assets
Current Assets
Cash and cash equivalents	7,944	6,123
Trade and other receivables	8,866	7,354
Current income tax asset	1,627	1,585
Other financial assets	-	-
Inventories	-	-
	18,437	15,062
Non-Current Assets
Receivables	-	-
Other financial assets	11	8
Property, Plant and Equipment	6,992	6,706
Intangible Assets	1,478	1,980
Deferred Tax	2,196	702
	10,677	9,396
	29,114	24,458
Liabilities and shareholders’ equity
Current liabilities
Trade and other payables	9,394	5,051
Other financial liabilities	6,971	2,679
Current Income Tax Liability	3	6
Provisions	37	1
	16,405	7,737
Non – Current liabilities
Financial liabilities	423	5,544
Deferred Income Tax Liability	-	-
Provisions	1,187	1,187
	1,610	6,731
	18,015	14,468
Net Assets	11,099	9,990
Equity
Share Capital	5,557	5,020
Share Premium	12,153	7,690
Fair Value and other reserves	1,495	1,502
Retained Profits (Accumulated losses)	(8,106)	(4,222)
	11,099	9,990

 CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
(Thousand Euros)

	2006	2005	2004
Cash flows provided by (used for)
Operating activities
Receipts from costumers	18,699	12,492	11,300
Payments to suppliers and employees	(20,278)	(14,069)	(11,549)
Cash generated from operations	(1,579)	(1,577)	(249)
Income taxes paid	(75)	(87)	(36)
VAT	171	46	-
Other	(681)	-	-
Net cash provided by/used in operating activities	(2,164)	(1,618)	(285)

Investing activities
Property, plant and equipment	(729)	(4,546)	(178)
Payment for intangible assets	(34)	(1,803)	(60)
Government Grants	-	724	404
Dividends Received	-	-	-
Interest received	9	8	-
Other	1,049	-	-
Net cash provided by/used in investing activities	295	(5,617)	166

Financing activities
Proceeds from issue of shares	5,000	9,000	-
Proceeds from borrowings	548	6,193	2,143
Repayments of borrowings	(1,295)	(2,445)	(1,675)
Payment of finance lease	(592)	(447)	(485)
Interest Paid	(331)	(176)	(57)
Government Grants	(90)	-	-
Net cash provided by/used in financing activities	3,240	12,125	(74)

Net increase (decrease) in cash
Cash and cash equivalents	1,371	4,890	(193)
Cash and cash equivalents at the beginning	4,982	103	276
Effects of exchange rate	(54)	(11)	20
Cash and cash equivalents at the end	6,299	4,982	103

 CHIPIDEA MICROELECTRÓNICA S.A.

STATEMENTS OF CHANGES IN EQUITY FOR THE PERIOD ENDED DECEMBER 31, 2006
(Thousand Euros)

			Attributable to equity holders of the parent
	Share capital	Share premium	Foreign Currency Translation	Legal and statutory reserves	Available for sale financial assets	Other reserves	Retained Profits (losses)	Total
CONSOLIDATED
Opening balance at 1st January 2004	1,880	1,831	0	71	0	1,059	(2,419)	2,423
Changes in equity
Net exchange differences arising on:
Monetary items forming part of the net investment
in a foreign operation			(3)				(2)	(5)
Translation of the results and financial position
of the entity from its functional currency to
the reporting currency			32				5	37
equity
Net income (expense) recognized directly in equity			29	0	1	0	2	32
Profit(loss) for the period							606	606
Total recognized income and expense for the period			29	0	1	0	608	638
Transfers to/from reserves				12		220	(232)
Issue of share capital	1,831	(1,831)
Balance at 31 December 2004	3,711	0	29	83	1	1,279	(2,042)	3,061
Changes in equity
Net exchange differences arising on:
Monetary items forming part of the net investment			(19)				2	(17)
Translation of the results and financial position
of the entity from its funcional currency to
the reporting currency			14				2	16
Net income (expense) recognized directly in equity			(5)	0		0	3	(1)
Profit(loss) for the period							(2,069)	(2,069)
Total recognized income and expense for the period			(5)	0		0	(2,066)	(2,070)
Transfers to/from reserves				6		108	(114)
Issue of share capital	1,310	7,690						9,000
Balance at 1st January 2006	5,021	7,690	24	89	1	1,387	(4,222)	9,990
Changes in equity
Net exchange differences arising on:
Monetary items forming part of the net investment			24				(2)	22
Translation of the results and financial position
of the entity from its funcional currency to
the reporting currency			(34)				1	(33)
Gains (losses) from remesuring available-for-sale financial assets to fair value:
Recognized during the period					3			3
Net income (expense) recognized directly in equity			(10)	0		0	(1)	(11)
Profit(loss) for the period							(3,884)	(3,884)
Total recognized income and expense for the period			(10)	0		0	(3,885)	(3,895)
Issue of share capital	537	4,463						5,000
Balance at 31 December 2006	5,557	12,153	14	89	5	1,388	(8,106)	11,099

	(0.22)	0.00	(2.00)	0.28	(0.24)	0.27	1,496.33	1,494.42

 CHIPIDEA MICROELECTRÓNICA S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Cash and Cash equivalents

Cash and cash equivalents consist of cash on hand and balances  with banks and investments in money market instruments, net of outstanding bank overdrafts. Cash and cash equivalents included in the cash flow statement comprise the following amounts:

	2006	2005	2004
Cash and cash equivalents	4	2	3
Deposits on call	7,940	6,120	100
Bank overdraft	(1,645)	(1,140)	-
	6,299	4,982	103

NOTE 1 – INTRODUCTION

Chipidea – Microelectrónica SA (hereinafter referred to as “CHIPIDEA”) was established on the 3rd February 1997 under the name Chipidea – Microelectronica S.A. and has its Corporate Headquarters at TagusPark - Av. Dr. Mário Soares, Lote 21, 2740-119 Porto Salvo - Portugal, the Science and Technology Park of the Metropolitan Lisbon area, a purpose-built environment that possesses all communication infrastructures that are essential to effectively support customers all over the world.

CHIPIDEA was founded to focus on emerging opportunities in analog and mixed signal design. The scenarios for system-on-chip integration may vary according to market requirements, applications, technology and even timely availability of key building blocks.

In ten years of existence, CHIPIDEA has become a leading broadline supplier of analog and mixed-signal Semiconductor Intellectual Property (IP) cores that are silicon-proven on leading edge manufacturing processes and range from basic building blocks to complete System-On-Chip (SoC) solutions.

CHIPIDEA, is the parent company of the group of subsidiaries1 listed below:

	Country of Incorporation Residence	Proportion of ownership interest	Method of Accounting
Chipidea Microelectronics Ltd.	China – Macau	87.95	Consolidated
Chipidea Mikroelektronika Sp zo.o.	Poland	100.0	Consolidated
Chipidea Microelectronics Ltd.	China – Suzhou	100.0	Consolidated
Chipidea Semiconductors N.V.	Belgium	100.0	Consolidated

The first three subsidiaries execute operational functions related to IP operations and business development. CI-Poland and CI-Macau began their activity in October 2001 and CI-Suzhou initiated its activity in February of 2004. CI-Belgium has been established more recently in Leuven to house the development of a marketing and product engineering group for the development of semiconductor products for the mobile applications market.

a)  Operations and Principal Activities

1 Subsidiaries are all enterprises controlled by the Company.

CHIPIDEA is a broadline supplier of Analog and Mixed-Signal (AMS) Semiconductor Intellectual Property (IP) blocks with area and power optimized to produce cost-efficient System-on-Chip (SoC) applications and turnkey solutions.

CHIPIDEA’s IP Portfolio covers all fundamental functions in the analog and mixed-signal electronic space, namely the following:

•	Data conversion (including ADCs and DACs)
•	Clock Management (including oscillators, synthesisers, PLLs, etc.)
•	Power Management (including Voltage Regulators (LDOs), DC-DC converters, battery chargers, etc.)
•	Radio connectivity (including LNAs, Power Amplifiers, Mixers, Radio front-ends, etc.)
•	Physical connectivity (including USB, LVDS, etc.)
•	Voice, Audio and Video processing (including ADC, DAC, analog and digital filtering, microphone and power amplifiers, etc.)

The technology of implementation is fundamentally CMOS (Complementary Metal Oxide Semiconductor), although CHIPIDEA has also used Bipolar CMOS and SiGe (Silicon Germanium) Bipolar CMOS technologies. CHIPIDEA has established partnerships with the main pure play foundries (TSMC – Taiwan Semiconductor Manufacturing Company, UMC – United Microelectronics Company, CSM – Chartered Semiconductor Manufacturing, Tower, SMIC – Semiconductor Manufacturing International Company), besides working with many other captive technologies of IDMs (Integrated Device Manufacturers), such as Toshiba, Philips, Atmel, Motorola, among others.

CHIPIDEA’s business covers some of the most relevant market segments of the worldwide semiconductor industry, including Wireless Communications, Power Line Communications, Data Communications, Video, Audio and Voice Signal Processing, xDSL Modems, Set-Top Boxes, Multimedia, Digital Consumer Electronics, among others.

b)  Scope of Financial Statements

The consolidated financial statements have been prepared by CHIPIDEA, in accordance with paragraph 9 of IAS 27 “Consolidated and Separate Financial Statements”, incorporating the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December each year.

c)  Authorisation of Financial Statements

The financial statements were authorised for issue in accordance with a resolution of the board of directors dated of 9 March, 2007.

d)  Currency

The consolidated financial statements are presented in thousands of euros and all values are rounded to the nearest thousand (€ 000) except where otherwise indicated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(i)  Overall Policy

The principal accounting policies adopted by CHIPIDEA comprising the parent entity and its subsidiaries are stated in order to assist in a general understanding of the financial statements.

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS). IFRS include International Accounting Standards (IAS) and interpretations issued by the IASB – International Accounting Standards Board.

The financial statements were prepared on a going concern basis, and present fairly the entity’s financial position, financial performance and cash flows and comply with applicable International Accounting Standards and Interpretations.

The financial statements are prepared under the accrual basis of accounting, except for cash flow information.

The presentation and classifications of items in the financial statements are retained from one period to the next unless:

a)
it is apparent, following a significant change in the nature of the CHIPIDEA’s operations or a review of its financial statements, that another presentation or classification would be more appropriate having regard to the criteria for selection and application of accounting policies in IAS 8; or

b)	a standard or an interpretation requires a change in presentation.

Accounting policies are selected and applied consistently for similar transactions, other events and conditions, unless a standard or interpretation specifically requires or permits categorisation of items for which different policies may be appropriate.

When a standard or an interpretation requires or permits such categorisation, appropriate accounting policies are selected and applied consistently to each category.

Each material class of similar items is presented separately in the financial statements. Similarly items of dissimilar nature or function are presented separately unless they are immaterial.

Assets and liabilities are not offset unless required or permitted by a standard or an interpretation. Likewise, income and expenses are not offset unless required or permitted by a standard or an interpretation.

Comparative information is included for narrative and descriptive information when it is relevant to an understanding of the current period’s financial statements.

(ii)  Standards, amendments and interpretations effective in 2006 but not relevant

The following standards, amendments and interpretations are mandatory for accounting periods beginning on or after 1 January 2006 but not relevant to the Group’s operations:

•	IAS 19 (Amendment), Employee Benefits,
•	IAS 21 (Amendment), Net Investment in a Foreign Operation;
•	IAS 39 (Amendment), Cash Flow Hedge Accounting of Forecast Intragroup Transactions;
•	IAS 39 (Amendment), The Fair Value Option;
•	IAS 39 and IFRS 4 (Amendment), Financial Guarantee Contracts;
•	IFRS 1 (Amendment), First-time Adoption of International Financial Reporting Standards and IFRS 6 (Amendment), Exploration for and Evaluation of Mineral Resources;
•	IFRS 6, Exploration for and Evaluation of Mineral Resources;
•	IFRIC 4, Determining whether an Arrangement contains a Lease;
•	IFRIC 5, Rights to Interests arising from Decommissioning, Restoration and Environmental Rehabilitation Funds; and,
•	IFRIC 6, Liabilities arising from Participating in a Specific Market – Waste Electrical and
•	Electronic Equipment.

(iii)  Standards and Interpretations to existing standards that are not yet effective and have not been early adopted by the Group

The following standards and interpretations to existing standards that are mandatory for the Group’s accounting periods beginning on or after 1 May 2006 or later periods but that the Group has not early adopted have been published:

•
IFRS 7, Financial Instruments: Disclosures, and the complementary Amendment to IAS 1, Presentation of Financial Statements – Capital Disclosures. IFRS 7 introduces new disclosures relating to financial instruments. This standard does not have any impact on the classification and valuation of the Group’s financial instruments.

•	IFRIC 8, Scope of IFRS 2 (effective for annual periods beginning on or after 1 May 2006). It is not expected to have impact on the Group’s accounts.
•	IFRIC 10, Interim Financial Reporting and Impairment (effective for annual periods beginning on or after 1 November 2006). It is not expected to have impact on the Group’s accounts.

(iv)  Interpretations to existing standards that are not yet effective and not relevant for the Group’s operations

The following interpretations to existing standards that are mandatory for the Group’s accounting periods beginning on or after 1 May 2006 or later periods but are not relevant for the Group’s operations have been published:

•	IFRIC 7, Applying the Restatement Approach under IAS 29, Financial Reporting in Hyperinflationary Economies (effective from 1 March 2006).
•	IFRIC 9, Reassessment of Embedded Derivatives (effective for annual periods beginning on or after 1 June 2006).

(v)  Consolidation Policy

The consolidated financial statements combine the financial statements of CHIPIDEA and all its subsidiaries. The financial statements of the subsidiaries are prepared for the same reporting year as the parent company, using uniform accounting policies for like transactions and other events in similar circumstances. Adjustments are made to bring into line any dissimilar accounting policies that may exist.

The effects of all balances and transactions between entities in the group have been eliminated in full.

Minority interest is that portion of the profit or loss and net assets of a subsidiary attributable to equity interests that are not owned, directly or indirectly through subsidiaries, by the parent.  Subsequently, any losses applicable to the minority interest in excess of the minority interest are allocated against the interests of the parent.

(vi)  Revenue Recognition

There are two fundamental revenue components associated with CHIPIDEA’s business, one non-recurrent and the other recurrent. The non-recurrent revenue is derived from Licensing and Design Services fees, whereas the recurrent revenue is derived from royalty payments associated with the use of CHIPIDEA’s IP in customers’ products. Such royalty payments can take two forms. One lump sum paid upon each time the supplied IP is reused in a new product and a per chip amount that is paid quarterly as a function of production volumes.

Licence fees and royalty revenue is recognized on an accrual basis in accordance with the substance of the relevant agreement.

Revenue generated from licensing agreements for the use of Analog and Mixed-Signal semiconductor IP (Intellectual Property), which do not require significant customization and the Company has no obligations subsequent to delivery, is recognised when all significant risks and rewards of those rights have been transferred to the buyer. In most cases this coincides with the shipment or electronically delivery of the licensed products, the license fee being fixed and collection of the resulting receivable is probable.

When a licensee has the right to use certain technology for a specified period of time, revenue is recognized on a straight-line basis over the life of the agreement.

For all licenses, the Company uses both a binding purchase order and a signed license agreement as evidence of an arrangement.

Where the outcome of a contract to develop and design Analog and Mixed-Signal semiconductor IP (Intellectual Property) can be estimated reliably, revenue and costs are recognised by reference to the stage of completion of the contract activity at the balance sheet date. This is normally measured by the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs.

Where the outcome of a contract cannot be estimated reliably, contract revenue is recognised to the extent of contract costs incurred that it is probable will be recoverable. Contract costs are recognised as expenses in the period in which they are incurred.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

The aggregate amount of costs incurred and the profit/loss recognized is compared against the progress billings up to the year end and where costs incurred and recognized profits (less recognized losses) exceed progress billings, the balance is shown as unbilled accounts receivable, under trade and other receivables. Where progress billings exceed costs incurred plus recognized profits (less recognized losses), the balance is shown as deferred revenue, under trade and other payables.

For maintenance and consultancy fees, when performed by an indeterminate number of acts over a specified period of time, revenue is recognised on a straight-line basis over the specified period unless there is evidence that some other method better represents the stage of completion.

Revenue from the sale of goods is recognised when all significant risks and rewards of ownership have been transferred to the buyer. In most cases this coincides with the transfer of legal title or the passing of possession to the buyer.

(vii)  Government Grants

Government grants are not recognised until there is reasonable assurance that all conditions will be complied with and that the grants will be received.

Grants are recognised in the income statement over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis.

Grants related to assets are presented in the balance sheet by setting up the grant as deferred income.

(viii)  Financial Instruments

Financial assets and financial liabilities are recognised on the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument.

(ix)  Financial Liability and Equity

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.

(x)  Trade and other Receivables

Trade accounts and other receivables represent the amounts due at balance date plus accrued interest and less, where applicable, appropriate allowances for estimated irrecoverable amounts.

(xi)  Available-for-sale financial Assets

A gain or loss from a change in the fair value of an available-for-sale financial asset is recognised directly in equity, through the statement of changes in equity (except for impairment losses and foreign exchange gains and losses) until the financial asset is derecognised at which time the cumulative gain or loss previously recognised in equity is recognised in profit or loss.

(xii)  Interest-Bearing Loans and Borrowings, Current Bank Loans, Bank Overdrafts and Accounts Payable

All loans and borrowings are initially recognised at cost, being the fair value of the consideration received net of issue costs associated with the borrowing.

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method.

The amortised cost of a financial liability is the amount initially recognised minus principal repayments, plus or minus cumulative amortisation of any difference between the initial amount and maturity amount.

Current bank loans, bank overdrafts, trade accounts and notes payable, and other payables and accrued liabilities represented the principal amounts outstanding at balance date plus, where applicable, any accrued interest.

(xiii)  Leases

A distinction is made between finance leases which transfer from the lessor to the lessee substantially all the risks and rewards incident to ownership of the leased asset and operating leases under which the lessor retains substantially all the risks and rewards. Where an asset is acquired by means of a finance lease, the fair value of the leased property or the present value of minimum lease payments, if lower, is established as an asset at the beginning of the lease term. A corresponding liability is also established and each lease payment is apportioned between the finance charge and the reduction of the outstanding liability. Operating lease rental expense is recognised as an expense on a straight-line basis over the lease term, or on a systematic basis more representative of the time pattern of the user’s benefit.

(xiv)  Income Taxes

Income taxes are accounted for using the comprehensive balance sheet liability method whereby:

•	the tax consequence of recovering (settling) all assets (liabilities) are reflected in the financial statements;
•	current and deferred tax is recognised as income or expense except to the extent that the tax relates to equity items;
•	a deferred tax asset is recognised to the extent that it is probable that future taxable profit will be available to realise the asset; and,
•	deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability settled.

(xv)  Translation of Foreign Currency Transactions

Transactions in foreign currencies on initial recognition in the functional currency are recorded by applying to the foreign currency amount the spot exchange rate at the date of the transaction.

At each balance sheet date:

•	foreign currency monetary items are reported using the closing rate;
•	non-monetary items which are carried in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction; and
•	non-monetary items which are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were initially translated during the period, or in previous financial statements, are recognised in profit or loss in the period in which they arise, with the exception of exchange differences arising on a monetary item that forms part of the net investment in a foreign operation which are recognised initially in a separate component of equity and recognised in profit or loss on disposal of the net investment.

(xvi)  Translation of the Financial Statements of Foreign Operations

The following procedures are used in translating the results and financial positions of a entity from its functional currency to the presentation currency:

•	assets and liabilities at the closing rate at the balance sheet date;
•	income and expense items at exchange rates at the dates of the transactions; and
•	all resulting exchange differences are recognised as a separate component of equity.

(xvii)  Borrowing Costs

Borrowing costs are recognised as an expense in the period in which they are incurred except borrowing costs that are directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period to get ready for its intended use or sale. In this case the borrowing costs are capitalised as part of the cost of such a qualifying asset.

Borrowing costs capitalised in 2005 amounted to € 50,897.

(xviii)  Property, Plant and Equipment

Property, Plant and Equipment are stated at historical cost.

Depreciation is calculated using the straight line method to write off the cost (or revalued amount) of each asset to their residual values over their estimated useful lives (Note 7).

When an asset’s carrying amount is increased as a result of a revaluation, the increase is, except to the extent that it reverses a revaluation decrease of the same asset previously recognised in profit or loss, credited directly to revaluation surplus.

When an asset’s carrying amount is decreased as a result of a revaluation, the decrease is recognised in profit or loss, except to the extent that the decrease does not exceed the credit balance existing in the revaluation surplus in respect of that asset.

The revaluation surplus is transferred directly to retained earnings when the asset is derecognised.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

(xix)  Intangible Assets - Purchased Software and other Separately Acquired Intangible Assets

Purchased software and other separately acquired intangible assets are stated at cost.

The cost of a separately acquired intangible asset comprises:

•	its purchase price, including import duties and non-refundable purchase taxes, after deducting trade discounts and rebates; and
•	any directly attributable cost of preparing the asset for its intended use.

The straight line method is used to amortise each asset to their residual values (if any) over their estimated useful life.

(xx)  Research and Development Expenditure

Three fundamental aspects characterize the nature of CHIPIDEA’s business previously outlined:

•	high diversity of circuit functions;
•	lack of functionality and performance standards; and,
•	multiple process technologies for implementation.

In this context, the strategic factors for competitiveness are fundamentally two-fold:

•	breadth and depth of engineering capabilities to support the broad line IP portfolio; and,
•	efficient design methodologies that enable the development of high-quality IP blocks with very short lead times to meet aggressive time-to-market requirements.

In order to achieve the above strategic factors of competitiveness, CHIPIDEA develops a comprehensive Research and Development (R&D) program.

Research expenditure is recognised as an expense in the period in which it is incurred.

Intangible assets arising from development activities are recognised when all of the following conditions are met:

•	an asset is created that can be identified (such as software and new processes);
•	resources are available to complete the assets;
•	future economic benefits from use or sale of the assets is probable; and,
•	the development cost of the asset can be reliably measured.

Internally-generated intangible assets are amortised on a straight-line basis over their useful lives. Where no internally-generated intangible asset can be recognised, development expenditure is recognised as an expense in the period in which it is incurred.

(xxi)   Provisions and Contingent Liabilities

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of such obligation. If the above-mentioned criteria are not fulfilled, contingent liabilities are disclosed.

(xxii)  Short-term Employee Benefits

Short-term employee benefits are employee benefits (other than termination benefits and equity compensation benefits), which fall due wholly within 12 months after the end of the period in which employee services are rendered. They comprise wages, salaries, social security obligations, short-term compensated absences, profit sharing and bonuses payable within 12 months and non-mandatory benefits such as medical care.

The undiscounted amount of short-term employee benefits expected to be paid is recognised as an expense.

(xxiii)  Defined Contribution Plans

One of the subsidiaries (Macau) pays fixed contributions to certain pension plans but has no legal or constructive obligation to pay further contributions if the plans do not hold sufficient assets to pay all employee benefits relating to employee service in current and prior periods.

Contributions which fall due wholly within 12 months after the end of the period in which employee services are rendered are recognised as expenses on an undiscounted basis.

Contributions which fall due after 12 months are discounted using a rate determined by reference to market yields on high quality corporate bonds/market yields on government bonds.

(xxiv)  Other Long-term employee benefits

The company does not provide defined benefit plans. Other long-term employee benefits can include long-service leave, long-term disability benefits, deferred compensation and profit sharing and bonuses payable 12 months or more after the end of the period in which employee services are rendered.

The present value of defined benefit obligations is determined by using the Projected Unit Credit method.

All actuarial gains and losses and past service costs are recognised immediately.

(xxv)  Termination Benefits

Termination benefits which fall due more than 12 months after the balance sheet date are discounted using a rate determined by reference to market yields on high quality corporate bonds/market yields on government bonds.

(xxvi)  Events after the Balance Sheet Date

Assets and liabilities are adjusted for events occurring after the balance date that provide evidence of conditions existing at the balance date. Important after balance date events which do not meet these criteria are disclosed, if applicable.

NOTE 3.  REVENUE
(all amounts in thousand euros)

	2006	2005	2004
Revenue
Design and Licensing Fees	16,836	14,472	12,406
Royalties	2,408	1,213	605
Maintenance and Support Fees	-	-	55
Other miscellaneous revenue	-	-	7
	19,244	15,685	13,073
Other Income
Government grants (refer Note 18)	23	109	158
Gains on disposal of assets	2	-	-
Other Income	22	19	-
Own work capitalized	-	-	52
Other Income	-	-	32
	47	128	242

The amount of revenue recognized on the basis of the stage of completion at the balance sheet date, was of € 576 k (2005: € 1,344k).

Contracts in Progress at the Balance Sheet Date

	2006	2005
Amount of contract revenue recognised as revenue in the period	15,770	12,937
For contracts in progress at the balance sheet date:
The aggregate amount of costs incurred and recognised profits (less recognised losses) to date;	23,385	16,609

NOTE 4. ITEMS INCLUDED IN (PROFIT) LOSS

(all amounts in thousand euros)

	2006	2005	2004
Additional information on the nature of expenses:
Employee benefits expense:
Wages and salaries	10,850	8,112	6,069
Social security costs	1,541	1,057	706
Defined contribution plan(s)	28	18	10
Employee terminations expense	216	-	-
Other	556	320	222
	13,191	9,507	7,007
Depreciation and amortization expense:
Property Plant and Equipment (refer Note 8)	602	464	477
Intangible assets (refer Note 9)	599	382	377
	1,201	846	854
Other expenses:
Operating leases	1,994	1,673	2,105
Third party supplies and rendered external services	6,480	4,057	1,757
Remaining other business expenditure	133	311	37
	8,607	6,041	3,899

Finance Costs:
Foreign currency exchange differences	283	(297)	298
Total interest expense for financial liabilities not at fair value through profit or loss	336	199	86
Bank interest receivable	(47)	(115)	-
Expenses with bank guaranties and bank fees	161	59	67
	733	(154)	451
Impairment of Assets:
Impairment of financial assets - Trade receivables	203	169	278
Tangible assets	-	-	5
	203	169	283

NOTE 5. INCOME TAXES
(all amounts in thousand euros)

	2006	2005	2004
Major components of income tax expense
Current income tax expense	743	288	65
Adjustment to tax for 2005	(44)	-	-
Deferred tax relating to origination and reversal of temporary differences	10	275	148
Current period tax loss recognized as deferred tax asset	(1,321)	(272)	-
Deferred tax expense relating to changes in tax rates	25	-	-
Benefit from previously unrecognised tax loss used to reduce deferred tax expense	(215)	-	-
Deferred tax expense arising from write-down of previous deferred tax asset	6	-	-
Income tax expense	(796)	291	213

	2006	2005	2004
Reconciliation between income tax expense and prima facie tax on accounting profit (loss)
Profit (loss) before tax	(4,680)	(1,778)	819
Tax at 27,5%	(1,287)	(489)	225
International tax rate differential	(6)	(11)	(12)
Tax incentive related to net employment creation	(110)	-	(99)
Tax effect of non deductible expenses:
Impairment of financial assets and provisons	2	328	21
Miscellaneous expense related to CI Belgium	15	5	-
Miscellaneous expense related to CI Poland	2	4	-
Other miscellaneous expense (CI Portugal)	27	35	-
Office preparation expense (CI - China)	-	-	29
Other miscellaneous expense	-	-	23
Autonomous tax charge (Portugal)	-	-	11
Non-taxable income:
Items related to CI China	(4)	(10)	-
Items related to CI Poland	-	(1)	-
Autonomous tax charge (Parent Company)	16	39	-
Adjustment to deferred income tax due to change from 27,5% to 26,5% in tax rate.	132	-	-
Adjustment to deferred tax asset due to change from 27,5% to 26,5% in tax rate.	25	-	-
Deferred tax asset not previously recognised (tax losses)	(215)	-	-
Current year losses not recognised as deferred tax asset	-	153	6
Realisation of prior years' tax losses not previously recognised	(4)	(9)	(7)
Write-off of unrecoverable income taxes withheld (Parent Company)	666	223
Under (over) provision of tax in prior years	(37)	28	21
Other	(19)	(4)	(6)
Income tax expense	(796)	291	213

	2006	2005	2004
Reconciliation between the average effective tax rate and the applicable tax rate
Applicable tax rate	27.5%	27.5%	27.5%
International tax rate differential	0.1%	0.6%	-1.5%
Tax incentive related to net employment creation	2.4%	-%	-12.1%
Tax effect of non deductible expenses:
Impairment of financial assets and provisons	-%	-18.5%	2.6%
Miscellaneous expense related to CI Belgium	-0.3%	-0.3%	-%
Miscellaneous expense related to CI Poland	-0.1%	-0.2%	-%
Other miscellaneous expense (CI Portugal)	-0.6%	-2.0%	-%
Office preparation expense (CI - China)	-%	-%	3.6%
Other miscellaneous expense	-%	-%	2.9%
Autonomous tax charge (Portugal)	-%	-%	1.3%
Non-taxable income:
Items relataed to CI China	0.1%	0.6%	-%
Items related to CI Poland	-%	0.1%	-%
Autonomous tax charge (Parent Company)	-0.3%	-2.2%	-%
Adjustment to deferred income tax due to change from 27,5% to 26,5% in tax rate.	-2.8%	-%	-%
Adjustment to deferred tax asset due to change from 27,5% to 26,5% in tax rate.	-0.5%	-%	-%
Deferred tax asset not previously recognised (tax losses)	4.6%	-%	-%
Current year losses not recognised as deferred tax asset	-%	-8.6%	0.7%
Realisation of prior years' tax losses not previously recognised	0.1%	0.4%	-0.8%
Write-off of unrecoverable income taxes withheld (Parent Company)	-14.2%	-12.5%	-%
Under (over) provision of tax in prior years	0.8%	-1.6%	2.6%
Other	0.4%	0.2%	-0.7%
Average effective tax rate	17.0%	-16.4%	26.0%

The applicable tax rate is the general tax rate applicable in Portugal. This rate was recently changed from 27,5% (25% plus 10% over the income tax expense) to 26,5% (25% plus 1,5 over the taxable income and before deduction of losses carry-forwards).

These changes are effective for the year 2007 and it is expected that the new rates are maintained in the foreseeable future. Therefore the rates used for deferred tax computation concerning the Parent Entity are as follows:
•	26,5% for taxable and deductible temporary differences;
•	25% for tax loss carry-forwards.

(all amounts in thousand euros)

Deferred tax assets have not been recognised in respect of:
Tax Credit related to R&D Incentives (CI Portugal)	260	260	260
Unused Tax Losses	-	164	20
	260	424	280

Tax credit related to R&D incentives were generated in 2001 (€ 46k) and in 2002 (€ 214k). These tax credits expire in 2007 and 2008, respectively.

	2006	2005	2004
Analysis of deferred income tax asset:
Intangible Assets	241	303	555
Impairment of financial assets and provisions	169	108	46
Tax value of loss carry-forwards	1,804	284	41
Accrual for employee benefits	2	18	60
Other	-	3	3
Deferred tax asset	2,216	716	705

	2005	2005	2004
Analysis of deferred income tax liability:
Recognition of income related to government grants	20	14	-
Deferred income tax liability	20	14	-

Tax losses carried-forward are related to the Parent Entity (€ 6k expiring in 2009, € 477k expiring in 2011 and € 1.231k expiring in 2012). At the date of transition to IFRS's and on each year end, evaluations were made to the deferred taxes to be recognised. The IFRS conversion adjustments resulted essentially in deferred tax assets that were recorded only to the extent that expected future taxable profits will be available against which the tax losses and deductible tax differences can be used. These assessments were made based on the business plan of the Group, periodically reviewed and updated.

In accordance with current tax legislation in Portugal, the Tax Authorities may review the Company's tax returns during the subsequent four years (six years if tax losses carried forward are used and five years for Social Security contributions).

(all amounts in thousand euros)

	2006	2005	2004
Current income tax liability (asset):
Current income tax expense	682	282	65
Payments on account	(85)	(71)	(30)
Withholding tax (IRC)	(2,224)	(1,796)	(1,224)
	(1,627)	(1,585)	(1,189)
Current income tax liability not compensated	3	6	-

NOTE 6. TRADE AND OTHER RECEIVABLES

(all amounts in thousand euros)

	2006	2005
Trade accounts receivable	5,425	4,405
Allowance for doubtful accounts	(745)	(542)
	4,680	3,863
Unbilled accounts receivable	2,609	2,781
Prepayments (Ref. Note 15)	212	158
Recoverable taxes (VAT)	399	299
Government grants (Ref. Note 19)	20	186
Other receivables (Ref. Note 15)	946	67
	8,866	7,354
Of which: Amounts recoverable after more than 12 months
Receivables expected to be recovered 12 months or more after the balance sheet date:
Other Receivables	11	10
	11	10
Of which: Amounts receivable in foreign currencies

	Trade accounts receivable		Recoverable taxes (VAT)		Other receivables
	2006	2005	2006	2005	2006	2005
USD (€ 000)	3,548	3,200	-	-	-	-
CNY (€ 000)	-	-	-	-	6	6
PLN (€ 000)	-	-	5	6	18	12
MOP (€ 000)	-	-	-	-	9	8
JPY (€ 000)	225	225	-	-	-	-
TOTAL (€ 000)	3,773	3,425	5	6	33	26

Fair Values

The carring amounts of trade and other receivables approximate fair value.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT

(all amounts in thousand euros)

	Gross Carrying Amount		Accumulated Depreciation and Accumulated Impairment Losses		Net Carrying Amount
	2006	2005	2006	2005	2006	2005
Land and buildings	5,609	5,476	101	20	5,508	5,456
Machinery and equipment	3,302	2,691	2,214	1,833	1,088	858
Motor vehicles	557	585	493	461	64	124
Office equipment	604	474	309	244	295	230
Other	92	83	55	45	37	38
	10,164	9,309	3,172	2,603	6,992	6,706

Classes of property, plant and equipment under finance lease:
Land and buildings	5,476	5,476	101	20	5,375	5,456
Machinery and equipment	1,288	1,180	900	709	388	471
Motor vehicles	559	556	494	445	65	111
Office equipment	138	77	27	14	111	63
Other	-	-	-	-	-	-
	7,461	7,289	1,522	1,188	5,939	6,101

	Land & buildings	Machinery and equipment	Motor vehicles	Office equipment	Other	Total
Reconciliation of carrying amount:
Carrying amount at 1st January 2005	1,049	693	188	241	34	2,205
Additions	4,427	459	-	60	5	4,951
Assets classified as held for sale or included in a disposal group classified as held for sale and other disposals	-	18	-	(22)	5	1
Impairment losses recognised in profit or loss	-	-	-	-	-	-
Depreciation	(20)	(317)	(65)	(52)	(10)	(464)
Net exchange differences arising on translation of the financial statements into the presentation currency and on translation of the financial statements of a foreign operation into the presentation currency	-	5	1	3	4	13
Carrying amount at 31 December 2005	5,456	858	124	230	38	6,706
Additions	133	620	-	132	12	897
Depreciation	(81)	(386)	(59)	(66)	(11)	(603)
Net exchange differences arising on translation of the financial statements into the presentation currency and on translation of the financial statements of a foreign operation into the presentation currency	-	(4)	(1)	(1)	(2)	(8)
Carrying amount at 31 December 2006	5,508	1,088	64	295	37	6,992

Depreciation

The straight line method is used to write off the cost of each asset to their residual values over their estimated useful lives as follows:

• Building	50 years
• Machinery and equipment	4 to 10 years
• Motor vehicles	4 years
• Office equipment	5 to 8 years
• Other	8 to 10 years

Borrowing costs capitalised amount to € 50,897. This capitalisation was made in 2005 during the construction of CHIPIDEA’s headquarters which was concluded in October 2005. No other borrowing costs were capitalised.

NOTE 8. INTANGIBLE ASSETS
(all amounts in thousand euros)

	Gross Carrying Amount		Accumulated Depreciation and Accumulated Impairment Losses		Net Carrying Amount
	2006	2005	2006	2005	2006	2005
Consolidated
Reseach development	184	-	61	-	123	-
Computer software	2,408	2,305	2,277	2,178	130	127
Intangible assets under
development	24	214	-	-	24	214
Purchased IP	1,748	1,748	546	109	1,202	1,639
	4,364	4,267	2,884	2,287	1,479	1,980

Depreciation

The straight line method is used to amortise each asset to their residual values (if any) over their estimated useful lives. The average useful life of purchased software is 3 years and the purchased IP has 4 years of estimated useful life.

Reconciliation of carrying amount:

	Computer Software	Purchased IP	Research and develop.	Under development
	(Acquired)	(Acquired)	(Internally generated)	(Internally generated)	Total
Carrying amount at 1st January 2005	310	-	-	184	494
Acquisitions	121	1,748	-	-	1,869
Amortisation	(274)	(109)	-	-	(383)
Carrying amount at 31 December 2005	157	1,639	-	184	1,980

Acquisitions	93	-	-	24	117
Additions from internal development	-	-	184	(184)	-
Adjustments	(20)	-	-	(30)	(20)
Amortisation	(100)	(437)	(61)	-	(598)
Carrying amount at 31 December 2006	130	1,202	123	24	1,479

Development costs capitalized, amounting to € 184k, results from the development of an internal project established in partnership with another entity, which is also a semiconductor product manufacturer. Both parties agreed to develop certain intellectual property (IP) items that shall be used in components to be manufactured by that Chipidea’s partner.

Technical feasibility of this project was established by reference to Chipidea’s experience in dealing with the customization of the underlying IP technology. Furthermore, it is the normal practice of the Company to measure the efforts and related expenditure for all projects as part of its system of internal financial reporting to the Board of Directors and the CEO.

In addition, the above mentioned Chipidea’s partner signed an agreement with a third party for the sale of the above mentioned component to be manufactured. Additionally, following the agreement signed between Chipidea and the above mentioned partner, Chipidea shall receive royalty payments amounting to 15% of the profit made with the component sales to the final customer. This agreement includes a detailed forecast of the future profits for component sales and related royalty payments which supports management expectation for future probable economic benefits.

NOTE 9. TRADE AND OTHER PAYABLES
(all amounts in thousand euros)

	2006	2005
Trade accounts payable	1,822	1,000
Amounts owed to related parties (Directors)	1	4
Tax payable (VAT, Social Security, and others)	447	353
Other payables (Ref. Note 15)	2,281	330
Accrued liabilities	2,452	1,924
Deferred Income (Ref. Note 18)	360	346
Deferred Revenue (billings in excess of work performed)	2,031	1,094
	9,394	5,051

Of which: Amounts payable in foreign currencies:

	Trade accounts payable		Tax payable		Other payables
	2006	2005	2006	2005	2006	2005
USD (€ 000)	1,167	562	-	-	-	-
GBP (€ 000)	-	18	-	-	-	-
PLN (€ 000)	-	20	19	15	-	3
MOP (€ 000)	-	9	3	-	-	20
CNY (€ 000)	-	-	-	-	-	5
TOTAL (€ 000)	1,167	609	22	15	-	28

Fair Values

The carrying amounts of trade and other receivables approximate fair value.

NOTE 10. OTHER FINANCIAL LIABILITIES
(all amounts in thousands euros)

	2006	2005
Current
Secured borrowings:
Finance lease liabilities (Note 15)	5,025	411
Total current secured borrowings	5,025	411
Unsecured borrowings:
Bank loans and overdrafts	1,946	2,268
Total current unsecured borrowings	1,946	2,268
Total current borrowings	6,971	2,679
Non-current
Secured borrowings:
Finance lease liabilities (Note 15)	255	5,042
Total non-current secured borrowings	255	5,042
Unsecured borrowings:
Banks	8	7
Refundable government grants (Note 19)	160	495
Total non-current unsecured borrowings	168	502
Total non-current borrowings	423	5,544

Maturity of the financial liabilities for the year ended at 31.12.2006	Total	< 1 year	1 < year < 5	> 5 year
Bank loans
CI - Macau (BNU)	8	6	2	-
Refundable government grants	160	-	160	-
Overdrafts and other short term loans
(BES, BCP)	1,946	1,946	-	-
Finance Lease Liabilities (BES, BCP, CGD)	5,280	5,025	255	-
	7,394	6,977	417	-

MOP 80,667 CI-Macau bank loan
This loan shall be fully paid by monthly installments until October 24, 2008.NOTE 11. PROVISIONS

NOTE 11. PROVISIONS

Provisions:
(all amounts in thousand euros)

	2006	2005
Current
Provision for contract losses	37	1

Non-current
Provision for disputes with tax authorities	1,187	1,187

The provision presented in current liabilities, amounting to € 37 k (2005: € 1 k), refers to expected contract losses on some revenue generating projects. The provision was calculated based on the total estimated project costs (which include the costs already incurred plus the estimated costs to complete based on the most recent budgets for each project) and total estimated contract revenue, which is defined under the relevant agreements. It is expected that the majority of this expenditure will be incurred in the next financial year.

Although there are no claims or litigation in progress, the Group identified some business related risks. The amount recognized as “Other Business Related Risks” represents management’s best estimate of the exposure, considering a range of possible outcomes and the related outflow of resources embodying economic benefits. The amounts and/or timing of those outflows are subjected to significant uncertainties, namely those related to subjective judgment.

Reconciliation:

Opening balance	1,188
Charges against provisions	37
Unused amounts reversed	(1)
Closing balance	1,224

NOTE 12. FINANCIAL INSTRUMENTS: INTEREST AND CREDIT RISK EXPOSURE

(all amounts in thousand euros)

	2006				2005
	Non-interest bearing	Fixed Interest Maturing	Floating interest	Total	Non-interest bearing	Fixed Interest Maturing	Floating interest	Total
		1 year or less				1 year or less
Financial assets:
Cash and cash equivalents	6,244	1,700	-	7,944	1,123	5,000	-	6,123
Trade and other receivables	5,425	-	-	5,425	4,415	-	-	4,415
Marketable securities	11	-	-	11	8	-	-	8
	11,680	1,700	-	13,380	5,546	5,000	-	10,546
Range of effective interest rates		2.6%				2.6%

Financial liabilities:
Trade and other payables	4,551	-	-	4,551	1,688	-	-	1,688
Borrowings:
Banks		-	1,953	1,953		-	2,275	2,275
Refundable government grants	160	-		160	495	-	-	495
Finance Lease liabilities	-	-	5,280	5,280	104	-	5,349	5,453
	4,711		7,233	11,944	2,287		7,624	9,911
Range of effective interest rates			3.8 to 5.5% (*)				3.8 to 5.5% (*)
(*) except CI-Macau loan which presents a rate of 11.59%

Financial assets:	11,680	1,700		13,380	5,546	5,000		10,546
Financial liabilities	4,711		7,233	11,944	2,287		7,624	9,911
Range of effective interest rates		2.6%	3.8 to 5.5% (*)				3.8 to 5.5% (*)

Exposure to credit, interest rate and currency risks arise in the normal course of the Group’s business. Derivative financial instruments are not used to reduce exposure to fluctuations in foreign exchange rates as well as interest rates.

Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit evaluations are performed on all customers requiring credit over a certain amount. The Group does not require collateral in respect to financial assets.

Except for the concentration of the trade accounts receivable due from customers on the semiconductor industry, Chipidea had no significant concentrations of credit risk with any single counterparty or group of counterparties.

Bank guarantees provided to third parties at 31 December 2006 are as follows:

Beneficiary	Description	Bank Guarantee Nr.	Amount Authorized (€)
IAPMEI "Instituto de Apoio a Pequenas e Médias Empresas	Government Grants - POE - limit date for the cancellation of this guarantee May 19th of 2009	125-02-0395207	876,850
ADI "Agência de Inovação SA"	Government Grants - SCUBA - Research & Development Project. This guarantee will be canceled on the last date of reimbursement of SCUBA	125-02-0472007	55,944
ADI "Agência de Inovação SA"	Government Grants - SCUBA - Research & Development Project. This guarantee will be canceled on the last date of reimbursement of SCUBA	125-02-0489534	73,813
Câmara Municipal de Oeiras	Building Construction; Valid for the period of 1 year and it is successively and automatically renewable according the terms of "Procedure for the repair of damages caused on the public infrastructures"; this Guarantee only could be cancelled by order of	125-02-0638669	69,511
ING - Belgium Bank	Credit facilities granted to Chipidea Semiconductors N.V.; valid for the period of 1 year and it is successively and automatically renewable for equal periods.	125-02-0666487	30,000
Fundimo-Fundo Investimento Imobiliário		125-1026943	70,785
EDP-Distribuição de Energia, S.A.		125-0832618	10,753

NOTE 13. SHARE CAPITAL
(all amounts in thousand euros)

	2006	2005

Shares issued and fully paid:
Ordinary Shares:
5,699,991 shares of 0.50 € Each	-	2,850
28,499,955 shares of 0.10 € Each	2,850	-
	2,850	2,850
Class A shares
848,119 shares of 0.50 € Each	-	424
4,240,595 shares of 0.10 € Each	424	-
	424	424
Class B shares
3,492,332 shares of 0.50 € Each	-	1,746
17,461,660 shares of 0.10 € Each	1,746	-
	1,746	1,746
Class C shares
5,369,220 shares of 0,10 € Each	537	-
	537	-
Issued Capital	5,557	5,020

Reconciliation of movement during the year
Ordinary shares:
Opening balance	2,850	3,711
Conversion of 848,119 shares into Class A shares	-	(424)
Conversion of 873,083 shares into Class B shares	-	(437)
Conversion of par value from € 0.5 to € 0.10 (28,499,955 shares)	-	-
Closing balance	2,850	2,850
Class A shares
Opening balance	424	-
Conversion of 848,119 ordinary shares into Class A shares	-	424
Conversion of par value from € 0.5 to € 0.10 (4,240,595 shares)	-	-
Closing balance	424	424
Class B shares
Opening balance	1,746	-
Issue of 2,619,249 shares of 0.50 € Each	-	1,310
Conversion of 873,083 ordinary shares into Class B shares	-	436
Conversion of par value from € 0.5 to € 0.10 (17,461,660 shares)	-	-
Closing balance	1,746	1,746
Class C shares
Opening balance	-	-
Issue of 5,369,220 shares of 0.10 € Each	537	-
Closing balance	537	-
Issued Capital	5,557	5,020

Class B shares were issued in 2005 by 3.4361 euros per share, including a share premium of 2.9361 euros per share. The total corresponding share premium amounted to € 7.690k.

Class C Shares were issued in December 2006 by 0.9312 euros per share, including a share premium of 0.8312 per share. The total corresponding share premium amounted to € 4,463 k

The holders of the shares are entitled to receive dividends based on distributable net income/reserves presented in the separate financial statements of the parent company compiled in accordance with Portuguese Generally Accepted Accounting Principles (POC) and as declared by shareholders’ annual meeting.

Classes A, B and C shares grant special rights in case of liquidation or merger. Namely, with regard to the Company residual assets, Classes B and C rank first then Class A and both classes A, B and C rank above all the other shares.

All shares grant the same voting rights and dividend distribution rights. None of the above-mentioned classes carries any right to fixed income.

NOTE 14. RESERVES AND RETAINED PROFITS (ACCUMULATED LOSSES)

(all amounts in thousand euros)

	2006	2005
Reserves
Foreign currency exchange difference	14	24
Available-for-sale financial assets	4	2
Legal and statutory reserves	1,388	1,388
Other reserves	89	88
	1,495	1,502
Retained earnings (accumulated losses)	(8,106)	(4,222)
Foreign currency exchange differences
Opening balance	24	29
Arising from the net investment in a foreign o operation and reclassified on consolidation	24	(19)
Arising on translation into the presentation c currency	(34)	14
Classified into profit or loss on disposal of foreign operation
Closing balance	14	24
Available-for-sale financial assets
Opening balance	1	1
Gain (loss) arising from change in fair value	3	1
Closing balance	4	2
Retained earnings (accumulated losses)
Opening balance	(4,222)	(2,042)
Net income recognized directly in equity	-	3
Profit (loss) for the period	(3,884)	(2,069)
Transfers to reserves	-	(114)
Closing balance	(8,106)	(4,222)

NOTE 15. COMMITMENTS FOR EXPENDITURE

(all amounts in thousand euros)

	2006	2005
Finance leases
Present value of minimum lease payments
Current	5,025	411
Non-current	255	5,042
	5,280	5,453
Total minimum lease payments due:
Not later than one year	5,088	664
Later than one year and not later than five years	263	2,132
Later than five years	-	4,683
Future finance charges	(71)	(2,026)
	5,280	5,453
Present value of minimum lease payments:
Not later than one year	5,025	411
Later than one year and not later than five years	255	1,281
Later than five years	-	3,761
	5,280	5,453

Finance lease agreements comprise principally the lease of the headquarters of Chipidea. The lease agreement was signed in 2004, for a lease period of 15 years. The building was ready for use in October 2005.

At the inception of the lease the land element was classified as finance lease, whereas the title was expected to pass to the lessee (Chipidea) at the end of the lease term and the lease agreement contains a bargain purchase option for the land element. This option is exercisable within one year after exercising the option for the building element and related “surface rights” at the end of the lease term (10 October 2019). The surface rights were established by a period of 50 years and are an integrated part of the lease agreement, granting to the legitimate owner of such right the option for the full property of the land element after a period of 15 years (end of the lease term). The option for the building and related surface rights amounts to 5% of the gross investment and the land element amounts to € 236.817. Cumulatively, the price of both lease payments at the end of the lease term are expected to be substantially lower than the fair value at the date the option becomes exercisable.

Nevertheless, during 2006 Chipidea negotiated with the Lessor and with an investment fund a sale and leaseback transaction concerning the above mentioned headquarters. Although Chipidea signed a binding agreement for this sale and received an advance payment from the investment fund amounting to € 1.625 thousand (presented in trade and other payables and included in other payables – refer to note 9), at 31st December 2006 and until the present date this transaction is not concluded as some licences were yet to be issued by the municipal authorities. The unavailability of these licences precludes the item to be considered “available for sale” as defined by IFRS 5.

Furthermore, as part of the binding sales agreement, the leasback shall result in an operational lease with a non-cancellable period of 10 years. Under this agreement Chipidea already paid out advance rents amounting to € 55 thousand (presented as prepayments under trade and other receivales – refer to note 6).

Considering that the transaction should be concluded in the first half of 2007, the minimum finance lease payments due within one year (presented in the preceding table) includes the total amount to be paid after the conclusion of the sale. These payments shall be done after receiving the remaining proceeds from the sale (€ 4.875 thousand).

Until the conclusion of the transaction Chipidea shall maintain a bank guarantee of € 70 thousand and a restricted bank deposit of € 566 thousand (presented under trade and other receivables as other receivables– refer to note 6)

Also, considering that the operational lease shall be effective immediately after the sale, we present below the total future minimum lease payments under non-cancellable operating leases. These refer only to the above mentioned headquarters.

	2006	2005
Operating Leases
Total future minimum lease payments under non-cancellable operating leases payable:
Not later than one year	468	-
Later than one year and not later than five years	1,872	-
Later than five years	2,340	-
	4,680	-

The Group also leases various plant, machinery and software under cancellable operating lease agreements. The operating lease expenditure charged to the income statement during the year is disclosed in Note 4.

For al finance leases the leased property plant and equipment secures the lease obligations.

NOTE 16. RELATED PARTY DISCLOSURES

Chipidea Microelectrónica, S.A. is the ultimate parent of the Group and the ownership interest is distributed as follows:

	Ownership Interest
	2006	2005
Kennet II Limited	19.6%	21.7%
FCPR R Capital Technologies	15.3%	16.9%
José de Albuquerque Epifânio da Franca	10.4%	11.5%
Espirito Santo Ventures-Sociedade de Capital de Risco, S.A.	9.7%
Carlos Mexia de Almeida de Azeredo Leme	9.6%	10.6%
João Paulo Calado Cordeiro Vital	9.6%	10.6%
BCP Capital - Sociedade de Capital de Risco, S.A.	6.4%	7.1%
Vision Acquisitions Limited	5.9%	6.5%
Fundo Caravela - Fundo Para Investidores Qualificados	5.8%	6.4%
Maria Leonor Bastos Gomes Epifânio da Franca	3.9%	4.4%
Other investors	3.8%	4.3%
	100%	100%

The names and other information about subsidiaries are provided in Note 1.

Key management personnel compensation

Key management personnel comprise directors and other persons having authority and responsibility for planning, directing and controlling the activities of Chipidea and its subsidiaries. The short-term employee benefits of key management personnel presented in the Income Statement amount to € 703,445 (2005: € 473,121).

Outstanding balances:

Amounts owed to related parties:

	2006	2005
• Key management personnel	€1,343	€3,963

Amounts owed by related parties:

	2006	2005
• Key management personnel (presented as other receivables)	€1,776	2,654

Outstanding balances at year-end are non-interest bearing and settlement occurs in cash. There have been no guarantees provided or received for any related party balances or transactions.

NOTE 17. EARNINGS PER SHARE
(all amounts in thousand euros)

	2006	2005	2004
Reconciliations of earnings per share
Net profit (loss) used in calculating basic earnings per share	(3,884)	(2,069)	606
Adjustments:
Net profit (loss)	(3,884)	(2,069)	606
Reconciliations of weighted average number of ordinary shares
Weighted average number of ordinary shares:
Used in calculating basic earnings per share	13,834,691	8,839,953	4,064,830
Adjustments:
Used in calculating diluted earnings per share	13,834,691	8,839,953	4,064,830
Earnings per share (Basic=diluted) - € per share	(0.28)	(0.23)	0.15

There are no convertible instruments included in Chipidea shares and consequently there is no dilutive effect.

NOTE 18. GOVERNMENT GRANTS

Various government grants have been awarded and/or received for setting up research activities and for the acquisition of some assets and/or compensation for several expenses.

The awarded government assistance includes a major portion of non-refundable subsidies and a minor portion of non interest-bearing loans. Payments are made in line with the related project progress and the non interest-bearing loan portion is recognized as other financial liabilities (Refer to Note 10).

(all amounts in thousand euros)

	2006	2005	2004
Recognized in the income statement:
As other income (refer Note 3)	23	109	158
In the balance sheet:
As accounts receivable (refer Note 6)	20	186	312
As other financial liabilities (refer Note 10)	160	495	205
As deferred income (refer Note 9)	306	329	112

At the present date there are no unfulfilled conditions or other contingencies related to government assistance.